SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

THE LAZARD FUNDS, INC.

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(Name of Registrant as Specified in Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN:

LAZARD US REALTY INCOME PORTFOLIO

PLEASE VOTE NOW!

WE MUST RECEIVE YOUR VOTE BY JUNE 8, 2018

Recently, we sent you proxy material regarding the Special Meeting of Shareholders of Lazard US Realty Income Portfolio (the “Fund”) that is scheduled for June 8, 2018. The Fund’s records indicate that we have not received your voting instructions.

We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow shareholders and vote today!

Your vote is important no matter how many shares you own. Please vote promptly so your vote can be received by the June 8, 2018 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote via the Internet – You may cast your vote using the Internet by logging on to the website indicated on your proxy ballot(s) (www.proxyvote.com) and following the instructions on the website.

Vote by Touch-Tone Phone – You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you received.

Vote by Mail – You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage prepaid return envelope that was previously provided to you.

THANK YOU FOR VOTING